EX-33.13


Management's Assertion on Compliance with Applicable
Regulation AB Servicing Criteria


1. Rialto Capital Advisors, LLC ("Rialto"), the Special Servicer in the agreements listed on Exhibit 1 (the "Servicing Agreements"), is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, for the period from January 1, 2013, up to and including December 31, 2013 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include the transactions listed on Exhibit 1 that are commercial mortgage-asset backed securities transactions for which Rialto acted as Special Servicer on or after January 1, 2013, or for the Applicable Certification Period as listed on Exhibit 1 (the "Platform"), and were registered after January 1, 2006, with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

2. Rialto has engaged certain vendors (the "Vendors") to perform specific, limited, or scripted activities, and Rialto elects to take responsibility for assessing compliance with the servicing criteria, or portion of the servicing criteria, applicable to such Vendors' activities as set forth in Appendix A hereto. Rialto has determined its Vendors are not "servicers" as defined in Item 1101(j) of Regulation AB and asserts that it has policies and procedures in place to provide reasonable assurance that the Vendors' activities comply, in all material respects, with the servicing criteria applicable to each vendor;

3. Except as set forth in paragraph 4 below, Rialto used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Rialto based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. Rialto has complied, in all material respects, with the applicable servicing criteria as of December 31, 2013, and for the Reporting Period with respect to the Platform taken as a whole.

6. Rialto has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2013, and for the Reporting Period with respect to the Platform taken as a whole;

7. Rialto has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2013, and for the Reporting Period with respect to the Platform taken as a whole; and

8. NDB Accountants & Consultants LLP, a registered public accounting firm, has issued an attestation report on Rialto's assessment of compliance with the applicable servicing criteria for the Reporting Period.


Management's Assertion on Compliance


(page)


Date:      February 28, 2014
Name:      Thekla Salzman
Title:     Chief Administrative Officer
Signature: /s/ Thelka Salzman


Exhibit 1


Agreements           Applicable Certification Period
WFRBS 2012-C8        January 1, 2013, to December 31, 2013
FDIC 2012-C1         January 1, 2013, to December 31, 2013
WFCM 2012-LC5        January 1, 2013, to December 31, 2013
UBS 2012-C3          January 1, 2013, to December 31, 2013
UBS 2012-C4          January 1, 2013, to December 31, 2013
GSMS 2012-GCJ9       January 1, 2013, to December 31, 2013
JPMCC 2012-LC9       January 1, 2013, to December 31, 2013
COMM 2013-LC6        January 30, 2013, to December 31, 2013
WFRBS 2013-C12       March 20, 2013, to December 31, 2013
UBS 2013-C6          April 25, 2013, to December 31, 2013
GSMS 2013-GCJ12      May 30, 2013, to December 31, 2013
WFRBS 2013-C14       June 6, 2013, to December 31, 2013
WFRBS 2011-C5        June 19, 2013, to December 31, 2013
WFCM 2013-LC12       July 30, 2013, to December 31, 2013
WFRBS 2011-C2        August 22, 2013, to December 31, 2013
WFRBS 2011-C3        August 22, 2013, to December 31, 2013
WFRBS 2011-C4        August 22, 2013, to December 31, 2013
UBS 2011-C1          August 30, 2013, to December 31, 2013
UBS 2012-C1          August 30, 2013, to December 31, 2013
WFRBS 2012-C6        August 30, 2013, to December 31, 2013
GSMS 2011-GC3        September 4, 2013, to December 31, 2013
COMM 2013-LC13       September 27, 2013, to December 31, 2013
WFRBS 2013-C16       September 30, 2013, to December 31, 2013
GSMS 2013-GCJ16      November 20, 2013, to December 31, 2013
WFRBS 2013-C17       November 20, 2013, to December 31, 2013
GSMS 2012-GC6        October 18, 2013, to December 31, 2013
MSBAM 2013-C13       December 18, 2013, to December 31, 2013


Management's Assertion on Compliance


(page)


APPENDIX A


                             SERVICING CRITERIA
                                                                                                Performed              Inapplicable
                                                                                                by Servicer            Servicing
Reference          Criteria                                                                                            Criteria
                   General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted to monitor any                        X
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.
      .

1122(d)(1)(ii)     If any material servicing activities are outsourced to third                 X
                   parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.


1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain                                          X
                   a back-up servicer for the [pool assets] are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on              X
                   the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms the transaction
                   agreements.

                   Cash Collection and Administration

1122(d)(2)(i)      Payments on [pool assets] are deposited into the appropriate                 X1
                   custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or              X
                   to an investor are made only by authorized personnel.


1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash                  X
                   flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve               X
                   accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured                  X
                   depository institution as set forth in the transaction agreements.
                   For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of
                   Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized                X
                   access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all asset-               X
                   backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These
                   reconciliations are (A) mathematically accurate;
                   (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and
                   (D) contain explanations for reconciling items. These
                   reconciling items are resolved within 90 calendar days
                   of their original identification, or such other number of
                   days specified in the transaction agreements.


Management's Assertion on Compliance


(page)



                             SERVICING CRITERIA
                                                                                                Performed              Inapplicable
                                                                                                by Servicer            Servicing
Reference          Criteria                                                                                            Criteria
                   Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those to be filed with                       X2
                   the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements;
                   (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the
                   Commission as required by its rules and regulations; and (D) agree with the investor's or the trustee's records as to the total unpaid principal balance and number of [pool assets] serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in                                              X
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two                                             X
                   business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree                                        X
                   with cancelled checks, or other form of payment, or custodial bank statements.

                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on [pool assets] is maintained as required by         X
                   the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     [pool asset] and related documents are safeguarded as required              X
                   by the transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are               X
                   made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on [pool assets], including any payoffs, made in                                           X3
                   accordance with the related [pool asset] documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                   specified in the transaction agreements, and allocated to
                   principal, interest or other items (e.g., escrow) in accordance with the related [pool asset] documents.

1122(d)(4)(v)      The Servicer's records regarding the [pool assets] agree with the                                   X
                   Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's [pool            X
                   assets] (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.


1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans,                X
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during                 X
                   the period a [pool asset] is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent [pool assets] including, for example, phone calls, letters and payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g., illness or
                   unemployment).


Management's Assertion on Compliance


(page)



                             SERVICING CRITERIA
                                                                                                Performed              Inapplicable
                                                                                                by Servicer            Servicing
Reference          Criteria                                                                                            Criteria

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for [pool assets]                                  X
                   with variable rates are computed based on the related [pool asset]
                   documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow                                    X
                   accounts): (A) such funds are analyzed, in accordance with the obligor's [pool asset] documents, on at least an annual basis, or such other period specified in the transaction agreements;
                   (B) interest on such funds is paid, or credited, to obligors in accordance with applicable [pool asset] documents and state laws;
                   and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related [pool assets], or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance                                     X
                   payments) are made on or before the related penalty or
                   expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction
                   agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment                                           X
                   to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within                                        X
                   two business days to the obligor's records maintained by the
                   Servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are                    X
                   recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item                                       X
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.


1) Rialto performs the activities pertaining to these criteria, except for specific, limited activities performed by its third party property managers relating to REO Property, if any. Rialto has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third party property managers.

2) Only items (A) and (B) of the Servicing Criteria are applicable to Rialto Capital Advisors, LLC as special servicer.
   Items (C) and (D) are inapplicable as the responsibility for filing reports with the Commission and agreeing totals to the Servicer records rests with the Trustee and/or Certificate Administrator, as applicable.

3) Primary responsibility for processing borrower payments rests with the Master Servicer, however, Rialto Capital
   Advisors, LLC may from time to time receive payments on an exception basis which are forwarded to the Master
   Servicer in accordance with such criterion.



Management's Assertion on Compliance